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                                                                   EXHIBIT 10.23



PAYMENT OF THIS NOTE IS SUBORDINATED TO THE PAYMENT OF ALL OBLIGATIONS OF THE COMPANY TO ANY HOLDER OF "SENIOR DEBT," AS DEFINED HEREIN.

THIS NOTE AND ANY SHARES ACQUIRED UPON THE CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS NOTE AND SUCH SHARES ARE NOT TRANSFERABLE WITHOUT COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH LAWS, UNLESS AN EXEMPTION OR EXCLUSION FROM REGISTRATION IS AVAILABLE.

              MANDATORY, REDEEMABLE, CONVERTIBLE SUBORDINATED NOTE

Date of Original Issuance: September 14, 2001                           $750,000

         FOR VALUE RECEIVED, AUTOMATED INFORMATION MANAGEMENT, INC., a Texas corporation (the "COMPANY"), hereby promises to pay to the order of CALTON, INC., a New Jersey corporation (the "HOLDER"), or permitted assigns, the principal amount of Seven Hundred Fifty Thousand Dollars ($750,000), on June 14, 2002 (the "MATURITY DATE"), subject to earlier redemption or conversion as provided herein, together with interest thereon calculated from the date hereof in accordance with the provisions of this Note.

SECTION 1. PAYMENT OF INTEREST.

         Except as provided in SECTION 6.4 (pertaining to the Default Interest
Rate), this Note shall bear interest on the unpaid principal amount of the Note outstanding from time to time, from and including the date hereof, as follows. On each of November 30, 2001, February 28, 2002, and June 14, 2002, the Company shall pay, in cash, the interest accrued during the preceding three-month period at the rate of LIBOR plus one percent (1%), where LIBOR means the London Inter-Bank Overnight Rate, as reported in the Wall Street Journal on the date payment is made. Interest will be computed on the basis of twelve 30-day months and a 360-day year and, for any period shorter than a full calendar month, on the basis of the actual number of days elapsed in such period. Interest will accrue on any principal payment due under this Note, and, unless prohibited under applicable law, until such time as payment therefor is actually delivered to the Holder of this Note. Any accrued interest which for any reason has not theretofore been paid will be due and payable in full on the Maturity Date and on any Conversion Date (as defined below) with respect to the principal amount of the Note then being converted.

SECTION 2. REDEMPTION.

                  2.1 MANDATORY REDEMPTION BY THE COMPANY. Provided that Holder is not in default hereunder, the Note shall be redeemed in cash, by the Company, at a redemption price equal to 100% of the original principal
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         amount thereof redeemed, plus accrued and unpaid interest thereon to the date of redemption, at the option of the Holder, if and only if:

                                    (a) the Company's registration statement on
                  Form SB-2 (the "Registration Statement") that is to be filed with the Securities and Exchange Commission to register the distribution of the Common Stock is not effective by June 14, 2002;

                                    (b) Company does not keep the Registration
                  Statement current, or the effectiveness of the Registration Statement is suspended for more than ten (10) days; or

                                    (c) a current prospectus meeting the
                  requirements of Section 10(a) of the Securities Act of 1933 is not available for delivery by the Holder or a stop order is issued by the Securities and exchange Commission with respect to the Registration Statement.

                  2.2 OPTIONAL REDEMPTION BY THE COMPANY. This Note may be redeemed before the Maturity Date, in whole at any time or in part from time to time, in cash, at the option of the Company, at a redemption price equal to 100% of the original principal amount to be redeemed, plus accrued and unpaid interest thereon to the date of redemption.

                  2.3 PROCEDURE FOR REDEMPTION. The Company will send written notice (a "Redemption Notice") of its election to redeem or its offer to redeem this Note, as the case may be, to the Holder of this Note by registered or certified mail, return receipt requested, at least five
         (5) days prior to the date of redemption (the "REDEMPTION DATE"). On or before the Redemption Date, and upon surrender of this Note, the Company will deliver to the Holder of this Note the full amount of the redemption price (including accrued interest to the date of redemption, if any). If less than the entire principal amount of this Note is to be redeemed, in addition to delivering the redemption price, the Company shall also deliver, upon surrender of this Note, a new Note in principal amount equal to the unredeemed portion of this Note, which shall be issued in the name of the Holder upon cancellation of this Note. On and after any Redemption Date, unless the Company defaults in the payment of the redemption price, interest shall cease to accrue on this Note or the portion hereof actually redeemed. The Holder shall be able to convert the Note at any time prior to redemption or payment, including during any period between the delivery of a Redemption Notice and the corresponding Redemption Date, by delivering a Conversion Notice (as defined below) to the Company as provided for in Section 3 hereof.

SECTION 3. CONVERSION.

                  3.1 OPTIONAL CONVERSION BY THE HOLDER. For so long as the Holder is not in default hereunder, the principal amount of the Note may be converted at the option of the Holder, in whole at any time before redemption or payment, into fully paid and nonassessable shares of common stock, with no par value (the "COMMON STOCK"), of the


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         Company. Interest shall always be payable in cash. All or any portion of the principal amount outstanding under this Note shall be convertible into shares of Common Stock at the rate of one share of Common Stock for each $0.75 of principal amount so converted (the "CONVERSION RATE").

                  3.2 MANDATORY CONVERSION . The principal of the Note must be converted by the Holder in whole, and not in part, into 1,000,000 fully paid and nonassessable shares of Common Stock of the Company at the Conversion Rate not later than five (5) days after the Company provides written notice to the Holder that the Registration Statement has been declared effective. Interest accrued through the Conversion Date (as defined below) shall be payable in cash within three days of the Conversion Date. Holder shall thereafter, as promptly as reasonably practicable after taking into account requirements under applicable federal and state laws and the rules and regulations of any applicable stock exchange or quotation system, dividend at least 662,000 shares (as that number may be adjusted hereunder) to the shareholders of the Holder pro rata; PROVIDED THAT Holder shall have no obligation to dividend the shares if they have not been admitted for trading on the NASD OTC Bulletin Board. Failure to convert and dividend in accordance with this Section shall be an Event of Default (as defined in SECTION 5, below) by the Holder hereunder.

                  3.3 PROCEDURE FOR CONVERSION. In connection with any optional conversion, the Holder will send written notice (a "CONVERSION NOTICE") of its election to convert this Note to the Company by registered or certified mail, return receipt requested, at least five (5) days prior to the date of conversion (the "CONVERSION DATE"). In connection with a Mandatory Conversion, the Company shall send written notice (which notice may be sent via fax or electronic mail) to Holder, who shall be required to deliver the Note for surrender and exchange of Common Stock pursuant to the terms hereof within the five (5) day period during which it must convert. Within three (3) days after the Conversion Date, the Company will deliver to the Holder, upon surrender of this Note, the shares of Common Stock issuable upon such conversion. On and after any Conversion Date, unless the Company defaults in the delivery of shares of Common Stock issuable upon conversion, interest shall cease to accrue on this Note or the portion hereof actually converted. No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be issued upon conversion of this Note. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion, the Company will pay a cash adjustment in respect of such fractional interest in an amount equal to that fraction of the Conversion Rate in effect at the time of conversion.

                  3.4 RESERVATION OF COMMON STOCK. The Company will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of the Note as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of the Note, which initial number of reserved shares shall be at least 1,000,000 shares and shall be adjusted upon any adjustment hereunder. The Company covenants that all shares of Common Stock which shall be so issued, upon full payment at the Conversion Rate therefor or as otherwise set forth herein, shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and,

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         without limiting the generality of the foregoing, the Company covenants that it will from time to time take all such action as may be required to ensure that the par value per share, if any, of the Common Stock is at all times equal to or less than the effective Conversion Rate. The Company will take all such action as may be necessary to ensure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange or automated quotation system upon which the Common Stock of the Company may be listed or quoted. The Company will not take any action which results in any adjustment of the Conversion Rate if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Note would exceed the total number of shares of Common Stock then authorized by the Company's Certificate of Incorporation. The Company has not granted and will not grant any right of first refusal with respect to shares issuable upon conversion of the Note, and there are no preemptive rights associated with such shares.

                  3.5 TITLE TO STOCK. All shares of the Common Stock delivered upon the conversion of the Note shall be validly issued, fully paid and nonassessable; the Holder (or holders) shall receive good and marketable title to the Common Stock, free and clear of all voting and other trust arrangements, liens, encumbrances, equities and claims created by the Company whatsoever.

                  3.6 ADJUSTMENT OF CONVERSION RATE AND/OR SECURITIES ISSUABLE UPON CONVERSION. The Conversion Rate and the number and kind of shares into which this Note may be converted shall be subject to adjustment from time to time upon the happening of certain events as provided in this SECTION 3.6.

                           (a) If at any time prior to the payment in full of
                  the principal amount outstanding under this Note, together with all accrued and unpaid interest thereon, the Company shall (i) declare a dividend or make a distribution on the Common Stock payable in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class); (ii) subdivide, reclassify or recapitalize its outstanding Common Stock into a greater number of shares;
                  (iii) combine, reclassify or recapitalize its outstanding Common Stock into a smaller number of shares; or (iv) issue any shares of its capital stock by reclassification of its Common Stock (excluding any such reclassification in connection with a consolidation or a merger that is subject to
                  SECTION 3.6(g)), the Conversion Rate in effect at the time of the record date of such dividend, distribution, subdivision, combination, reclassification or recapitalization shall be adjusted so that the Holder shall be entitled to receive the aggregate number and kind of shares which, if this Note had been converted in full immediately prior to such event, it would have owned upon such conversion and been entitled to receive by virtue of such dividend, distribution, subdivision, combination, reclassification or recapitalization. Any adjustment required by this SECTION 3.6(a) shall be made successively immediately after the record date, in the case of a dividend or distribution, or the effective date, in the case of a subdivision, combination, reclassification or recapitalization, to allow the purchase or conversion of such aggregate number and kind of shares.

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                           (b) If at any time prior to the payment in full of
                  the principal amount outstanding under this Note, together with all accrued and unpaid interest thereon, the Company shall make a distribution to all holders of Common Stock of stock of a subsidiary or securities convertible into or exercisable for such stock, then in lieu of an adjustment of the Conversion Rate or the number of shares of Common Stock receivable upon the conversion of this Note (and in addition to the Common Stock or other securities to be received upon conversion as provided herein), the Holder, upon the conversion hereof at any time after such distribution, shall be entitled to receive from the Company, such subsidiary or both, as the Company shall determine, the stock or other securities to which such Holder would have been entitled if such Holder had converted the entire principal amount outstanding under this Note, together with all accrued and unpaid interest thereon, into shares of Common Stock immediately prior thereto, and the Company shall reserve, for the life of this Note, such securities of such subsidiary or other corporation; PROVIDED, HOWEVER, that no adjustment in respect of dividends or interest on such stock or other securities to be distributed shall be made during the term of this Note or upon its conversion.

                           (c) If at any time prior to the payment in full of
                  the principal amount outstanding under this Note, together with all accrued and unpaid interest thereon, the Company shall issue or sell, or has issued or sold, any shares of Common Stock for a consideration per share less than the Market Price of the Common Stock immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Rate shall be reduced to the price determined by dividing (a) an amount equal to the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Rate and (ii) the consideration, if any, received by the Company upon such issue or sale, by (b) the total number of shares of Common Stock outstanding immediately after such issue or sale.

                           (d) If at any time prior to the payment in full of
                  the principal amount outstanding under this Note, together with all accrued and unpaid interest thereon, the Company shall issue rights, warrants or options (except for options issued to employees, officers or directors after the date hereof to purchase up to 1,350,000 shares of the Company's Common Stock having an exercise price of not less than $0.75 per share) entitling the holders thereof to acquire Common Stock at a price per share less than the current Market Price (as hereafter defined) on such record date, then in each such case the number of shares subject to this Note thereafter receivable upon the conversion of this Note shall be determined by multiplying the number of shares of Common Stock theretofore receivable upon conversion of this Note by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, warrants or options, plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, warrants or options, plus the number of shares that the aggregate offering price of the total number of shares of Common Stock so offered would purchase at such current Market

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                  Price. For purposes of this SECTION 3.6(d), the issuance of rights, warrants or options to subscribe for or purchase securities convertible into Common Stock shall be deemed to be the issuance of rights, warrants or options to purchase the Common Stock into which such securities are convertible at an aggregate offering price equal to the aggregate offering price of such securities plus the minimum aggregate amount (if any) payable upon conversion of such securities into Common Stock.

                           (e) If at any time prior to the payment in full of
                  the principal amount outstanding under this Note, together with all accrued and unpaid interest thereon, the Company shall issue convertible securities or evidences of indebtedness of the Company that are convertible into Common Stock (the "Convertible Securities") with a right to acquire Common Stock at a price lower than the current Market Price, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (i) no adjustment of the Conversion Rate shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and
                  (ii) if any such issue or sale of such Convertible Securities is made upon exercise of any options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this SECTION 3.6, no further adjustment of the Conversion Rate shall be made by reason of such issue or sale.

                           (f) If at any time prior to the payment in full of
                  the principal amount outstanding under this Note, together with all accrued and unpaid interest thereon, the Company shall distribute to all holders of Common Stock evidences of indebtedness of the Company or assets of the Company (excluding dividends or distributions out of earned surplus) or rights or warrants to subscribe for securities of the Company (excluding those referred to in SECTION 3.6(b) OR 3.6(d) above), then in each case the Conversion Rate shall be adjusted to a rate determined by multiplying the Conversion Rate in effect immediately prior to such distribution by a fraction, of which the numerator shall be the then current Market Price per share of Common Stock on the record date for determination of stockholders entitled to receive such distribution, less the then fair value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants which are applicable to one share of Common Stock, and of which the denominator shall be the Market Price per share of Common Stock.

                           (g) In the event of any capital reorganization of the
                  Company (other than an event referred to in SECTION 3.6(a), or in case of the consolidation of the Company with, the merger of the Company with or into or the sale of all or substantially all of the properties and assets of the Company to any other person, if in connection therewith consideration is payable to holders of Common Stock (or other securities or

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                  property purchasable upon conversion of this Note) in exchange therefor, this Note shall remain subject to the terms and conditions set forth in this Note and this Note shall, after such capital reorganization, consolidation, merger or sale be convertible into the number of shares of stock or other securities or assets to which a holder of the number of shares of Common Stock receivable (at the time of such capital reorganization, reclassification of such Common Stock, consolidation, merger or sale) upon conversion of this Note would have been entitled if this Note had been converted immediately prior to such capital reorganization, reclassification of such Common Stock, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this Note with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or assets thereafter deliverable on the conversion of this Note. The Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets or the appropriate corporation or entity shall assume, by written instrument, the obligation to deliver to the Holder the shares of stock, securities or assets to which the Holder may be entitled pursuant to this
                  SECTION 3.6(g) and to register such securities under the Securities Act of 1933.

                           (h) Notwithstanding SECTION 3.6(g), (i) if the
                  Company merges or consolidates with, or sells all or substantially all of its property and assets to, any other person and consideration is payable to holders of Common Stock in exchange for their Common Stock in connection with such merger, consolidation or sale which consists solely of cash, or (ii) in the event of the dissolution, liquidation or winding up of the Company, the Holder may, at its option, without further demand or notice, declare the outstanding principal balance of, and the accrued and unpaid interest on, this Note to be immediately due and payable. In lieu of requiring the payment in full or in part of this Note, the Holder shall be entitled to receive distributions on the date of such event described in clause (i) or (ii) above on an equal basis with holders of Common Stock (or other securities issuable upon conversion of this Note) as if this Note had been converted immediately prior to such event. Upon receipt of such payment at the option of the Holder, if any, the rights of the Holder shall terminate and cease and this Note shall be deemed paid in full. In case of any such merger, consolidation or sale of assets, the surviving or acquiring person and, in the event of any dissolution, liquidation or winding up of the Company, the Company shall promptly, after receipt of this surrendered Note, make payment by delivering a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such person as it may be directed in writing by the Holder surrendering this Note.

                           (i) If any question shall at any time arise with
                  respect to the adjusted number of shares of Common Stock or other securities issuable upon conversion of this Note, such question shall be determined by Deloitte & Touche, L.L.P. or

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                  an independent firm of certified public accountants of
                  recognized national standing selected by the Company and reasonably acceptable to the Holder.

                           (j) Upon the expiration or termination of any
                  warrant, right or option, or any such right to convert or exchange convertible securities or evidences of indebtedness, the Conversion Rate then in effect hereunder shall forthwith be readjusted to the Conversion Rate which would have been in effect prior to the time of the issuance of the warrant, right, option or convertible securities, as if they had never been issued.

                           (k) In the event that at any time, as the result of
                  any adjustment made pursuant to this SECTION 3.6, the Holder thereafter shall become entitled to receive any securities other than Common Stock, thereafter the number of such other securities so receivable upon conversion of this Note shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this SECTION 3.6.

                           (l) POST-CLOSING PURCHASE PRICE ADJUSTMENT. If for
                  any ten (10) consecutive trading days during the ninety (90) days following the effective date of the Company's Registration Statement the weighted average daily trading price is less than $2.22 per share, the Holder shall have the right to an additional number of shares of Common Stock as set forth herein. The Company shall issue an additional number of shares of Common Stock to the Holder such that when added to the 338,000 shares which are not subject to the dividend obligation, the average market value of the sum of 338,000 shares plus the additional shares shall equal $750,000. The average market value shall be equal to the lowest average trading value (based upon the weighted average computation described above) for any period of ten (10) consecutive trading days during the ninety (90) day period following the effectiveness of the Registration Statement. The Holder shall only be entitled to one adjustment under this provision. The shares shall be included in the Registration Statement.

SECTION 4. SUBORDINATION.

                  4.1 SUBORDINATION OF NOTE. The Company hereby agrees and the holders of the Note, by their acceptance thereof, likewise agree, that, to the extent and in the manner set forth in this SECTION 4, the payment of the principal of and interest on the Note is hereby expressly made subordinate and subject in right of payment to the prior payment in full of all amounts then due and payable in respect of all Senior Debt.

                  4.2 PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC. In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, arrangement, reorganization, debt restructuring or other similar case or proceeding in connection with any insolvency or bankruptcy proceeding, relative to the Company or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy,

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         or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company, then and in any such event specified in (a), (b) or (c) above (each such event, if any, herein sometimes referred to as a "PROCEEDING") the holders of Senior Debt shall be entitled to receive payment in full of principal of and interest and premium, if any, on such Senior Debt, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, before the holders of the Note are entitled to receive or retain any payment or distribution of any kind or character, whether in cash, property or securities, on account of principal of or interest on the Note or on account of the purchase or other acquisition of the Note by the Company and to that end the holders of Senior Debt shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Note in such Proceeding.

                  In the event that, notwithstanding the provisions of this
         SECTION 4.2, the holders of the Note shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, after the commencement of a Proceeding and before all Senior Debt is paid in full or payment thereof is provided for in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, then and in such event such payment or distribution shall be paid over or delivered forthwith by the holders to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of the Company for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

                  4.3 SUSPENSION OF PAYMENT WHEN SENIOR DEBT IN DEFAULT. (a) In the event and during the continuation of any default in the payment of principal of, premium, if any, or interest on any Senior Debt, or in the event that any event of default (other than a payment default) with respect to any Senior Debt shall have occurred and be continuing and such event of default shall have resulted in such Senior Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or (b) in the event any judicial proceeding shall be pending with respect to any such default in payment or such event of default, then no payment or distribution of any kind or character, whether in cash, properties or securities shall be made by the Company on account of the principal of or interest on the Note or on account of the purchase or other acquisition of the Note by the Company. In the event that, notwithstanding the foregoing, the Company shall make any payment to the holders of the Note prohibited by this SECTION 4.3, then in such event such payment shall be paid over and delivered by each such holder forthwith to the holders of Senior Debt.

                  4.4 SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR DEBT. Subject to the payment in full of all Senior Debt, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, holders of the Note shall be subrogated to the extent of the payments or distributions made to

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         the holders of such Senior Debt pursuant to the provisions of this
         SECTION 4 (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to Senior Debt of the Company to substantially the same extent as the Note is subordinated to the Senior Debt and are entitled to like rights of subrogation by reason of any payments or distributions made to holders of such Senior Debt) to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of and interest on the Note shall be paid in full. For purposes of such subrogation or assignment, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the holders of the Note would be entitled except for the provisions of this SECTION 4, and no payments over pursuant to the provisions of this SECTION 4 to the holders of Senior Debt by the holders of the Note, shall, as among the Company, its creditors other than holders of Senior Debt, and the holders of the Note, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt.

                  4.5 PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS. The provisions of this SECTION 4 are intended solely for the purpose of defining the relative rights of the holders of the Note on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this SECTION 4 or elsewhere in the Note is intended to or shall (a) impair, as between the Company and the holders of the Note, the obligations of the Company, which are absolute and unconditional, to pay to the holders the principal of and interest on the Note as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the holders of the Note and creditors of the Company other than in relation to the holders of Senior Debt; or (c) prevent the holder of the Note from exercising all remedies otherwise permitted by applicable law.

                  4.6 NO WAIVER OF SUBORDINATION. No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of the Note, regardless of any knowledge thereof that any such holder may have or be otherwise charged with.

                  4.7 ADDITIONAL SENIOR DEBT. The Company agrees not to (a) except as set forth below, create or incur any Debt secured by a lien on the properties or assets of the Company or which is otherwise senior in right of payment to the obligations represented by this Note, or (b) amend, modify, supplement, renew or restate any of its Senior Debt to increase the principal amount of such Senior Debt after the date hereof, except that the Company shall have the right to (i) draw on its existing bank line of credit in the aggregate principal amount of $750,000; (ii) enter into loans to lease or purchase furniture, fixtures and equipment in the ordinary course of conducting its business operations; and (iii) obtain, without any requirement to have Holder's consent, debt senior in right of payment to the obligations under this Note up to the total aggregate amount of $1,000,000 for purposes of making acquisitions of property, assets, businesses or business units.

SECTION 5. EVENTS OF DEFAULT.

                  5.1 For purposes of the Note, an Event of Default by the Company shall be deemed to have occurred if:

                           (a) the Company fails to pay within five (5) business
                  days after any date on which interest is due, the full amount of interest then accrued on the Note;

                           (b) the Company fails to pay when due the full amount
                  of any principal payment on the Note;

                           (c) the Company fails to file the Registration
                  Statement on Form SB-2 within one hundred twenty (120) days of the Closing Date (as defined in the Securities Purchase Agreement), unless such failure is due to a default by the Holder hereunder;

                           (d) the Company fails to obtain the admission of the
                  shares of Common Stock issuable pursuant to this Note to trading on the NASD OTC Bulletin Board or the Common Stock is delisted therefrom;

                           (e) the Company breaches or otherwise fails to
                  perform or observe the covenants and agreements in this Note, the Securities Purchase Agreement, the Registration Rights Agreement or the Warrant (unless such breach or failure is due to a default by the Holder hereunder), and such breach or failure to perform or observe a covenant or agreement is not cured within 30 days after the receipt of notice thereof delivered to the Company by any holder of the Note;

                           (f) the Company makes an assignment for the benefit
                  of creditors; or an order, judgment or decree is entered adjudicating the Company bankrupt or insolvent; or any order for relief with respect to the Company is entered under the Federal Bankruptcy Code and the Company consents to the order or the order is not dismissed within 30 days after it is entered; or the Company petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company, or of any substantial part of the assets of the Company, or commences any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company and (i) the Company does not contest the petition, application or proceeding, or (ii) such petition, application or proceeding is not dismissed or withdrawn within 60 days after it is filed or commenced; or

                           (g) the Company defaults on any Senior Debt, and if
                  such default is other than a default in the payment of principal or interest when due, such default shall have resulted in such Senior Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable.

                  5.2 DEFAULT BY HOLDER.

                           (a) For purposes of the Note, an Event of Default by
                  the Holder shall be deemed to have occurred if:

                                    (i) the Holder fails to surrender the Note
                           within five (5) business days of the date the Conversion Notice is received in connection with the Mandatory Conversion;

                                    (ii) the Holder fails to dividend at least
                           662,000 shares of Common Stock which it would have received in a Mandatory Conversion pursuant to the terms and conditions of SECTION 3.2 hereof; or

                                    (iii) the Holder fails to provide the
                           information required by the Securities and Exchange Commission in order to complete the Registration Statement.

                           (b) Notwithstanding SECTION 5.2(A) above, Holder
                  shall not be deemed to be in default if the default is a result of:

                                    (i) the Company's failure to keep the
                           Registration Statement current, or the effectiveness of the Registration Statement is suspended for more than ten (10) days;

                                    (ii) the Company's failure to honor its
                           covenants in the Securities Purchase Agreement, the Registration Rights Agreement, the Warrant or this Note;

                                    (iii) a current prospectus meeting the
                           requirements of Section 10(a) of the Securities Act of 1933 not being available for delivery by the Holder or a stop order having been issued by the Securities and Exchange Commission with respect to the Registration Statement;

                                    (iv) the Common Stock not being admitted for
                           trading on the NASD OTC Bulletin Board or its delisting therefrom; or

                                    (v) the Company's failure to comply with
                           applicable state securities laws and "blue sky" provisions or the rules and regulations for listing the shares of Common Stock issuable hereunder on the OTC Bulletin Board.

                           (c) For so long as an Event of Default by Holder
                  continues, the Company shall have no obligation to comply with its covenants hereunder pertaining to conversion or redemption of the Note.

                  5.3 ELECTION OF DIRECTORS BY THE HOLDER.

                           (a) In the case of an Event of Default by the
                  Company, upon thirty (30) day's notice, the Holder shall have the right to designate a majority of the members (the "HOLDER DESIGNEES") of the Board of Directors of the Company (the "BOARD") for so long as the principal amount of the Note remains issued and outstanding. Once appointed, the Holder Designees shall be deemed to be the Holder Directors for purposes of this Note. The Holder shall not be required to appoint any representatives to the Board. The Holder, upon an Event of Default by the Company, shall also be entitled to appoint and send an observer (at the expense of the Company) to attend all meetings of the Board, including any committee meetings thereof.

                           (b) For so long as the Note is in default, no Holder
                  Director shall be removed from office without the consent of the Holder. Any Holder Director may be retired from or replaced on the Board at any time, with or without cause, at the request of the Holder.

                           (c) Following an Event of Default by the Company, the
                  Company agrees to cause its Board to (i) include the Holder Designees on the Board's slate of nominees to the Board in the event of an election of the Board and to recommend the Holder Designees to the Company's shareholders for election to the Board in any such election, and (ii) if necessary, to increase the size of the Board so that the Holder Designees can be named or elected to the Board. The undersigned shareholder, Robert S. Limbaugh, Jr., agrees to (and the Company agrees to use its best efforts to cause each of Terry E. Edgerton, John
                  S. Edgerton, Jr. and Robert L. Strickland to agree to) vote all the voting securities of the Company held by him (and each of them) in favor of the election of the Holder Designees for so long as Holder is entitled to designate the Holder Designees to the Company's Board.

SECTION 6. CONSEQUENCES OF EVENTS OF DEFAULT.

                  6.1 The Company shall notify the holders of the Note of the occurrence of any Event of Default within five (5) days after such Event of Default.

                  6.2 If any Event of Default of the type described in SECTION 5.1(f) hereof occurs, the entire outstanding principal amount of the Note (plus all accrued interest thereon) will automatically accelerate and become immediately due and payable without any notice to or action by any holder of the Note; PROVIDED, HOWEVER, that after such acceleration, but before a judgment or decree has been entered based on such acceleration, the holders of a majority in aggregate principal amount of the outstanding Note may rescind and annul such acceleration if all Events of Default, other than non-payment of accelerated principal, have been cured or waived.

                  6.3 If any other Event of Default under SECTION 5.1 has occurred and is continuing, any holder of the Note may demand immediate payment of all or any portion of the outstanding principal amount of the Note. If such holder demands immediate payment of all or any portion of the Note, the Company will promptly (but in any event within two (2) business days after receipt of such demand) deliver a notice to each other holder of the Note, advising such holders of the fact of any such demand. Upon any such demand, the principal amount of the Note with respect to which such demand is made shall become immediately due and payable.

                  6.4 For so long as any Event of Default exists under this Note, regardless of whether or not there has been an acceleration of the indebtedness evidenced by this Note, and at all times after the maturity of the indebtedness evidenced by this Note (whether by acceleration or otherwise), and in addition to all other rights and remedies of the holders of the Note hereunder, interest shall accrue on the outstanding principal balance hereof at the rate of LIBOR plus five percent (5%) (the "Default Interest Rate"), and such accrued interest shall be immediately due and payable.

                  6.5 The holders of the Note shall also have any other rights that such holders may have pursuant to applicable law.

SECTION 7. COVENANTS AND AGREEMENTS. For so long as the Holder beneficially owns the Note:

                  7.1 PAYMENT OF TAXES AND CLAIMS. The Company will pay and discharge or cause to be paid and discharged all Taxes imposed upon the income or profits of the Company or upon the property, real, personal or mixed, or upon any part thereof, belonging to the Company before the same shall be in default, and all lawful claims for labor, rentals, materials and supplies which, if unpaid, might become a lien upon its property or any part thereof; provided however, that the Company shall not be required to pay and discharge or cause to be paid or discharged any such Tax, assessment or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and adequate book reserves shall be established with respect thereto, and the Company shall pay such Tax, charge or claim before any property subject thereto shall become subject to execution.

                  7.2 MAINTENANCE OF CORPORATE EXISTENCE. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and will continue to conduct and operate its business substantially as being conducted and operated presently. The Company will become and remain qualified to conduct business in each jurisdiction where the nature of the business or ownership of property by the Company may require such qualification.

                  7.3 PRESERVATION OF PROPERTY. The Company will at all times maintain, preserve and protect all franchises and trade names and keep all the remainder of its properties which are used or useful in the conduct of its respective businesses whether owned in fee or otherwise, or leased, in good repair and operating condition; from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times; and comply with all material leases to which it is a party or under which it occupies property so as to prevent any material loss or forfeiture thereunder.

                  7.4 INSURANCE. The Company will keep or cause to be kept adequately insured by financially sound and reputable insurers its shops, equipment, motor vehicles, and all other property of a character usually insured by businesses engaged in the same or similar businesses. The Company shall at all times maintain adequate insurance against damage to persons or property, which insurance shall be by financially sound and reputable insurers and shall, without limitation, provide the following coverages: comprehensive general liability (including, without limitation, coverage, where applicable, for damage caused by explosion, broad form property damage coverage, broad form coverage for contractually independent contractors), worker's compensation, products liability and automobile liability.

                  7.5 COMPLIANCE WITH APPLICABLE LAWS. The Company will comply with the requirements of all applicable laws and orders of any Governmental Authority and obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business.

                  7.6 FINANCIAL REPORTS. The Company will prepare and deliver the financial reports required by the Securities Purchase Agreement (as defined below).

SECTION 8. DEFINITIONS. For purposes of this Note:

         "DEBT" means the principal of (and premium if any) and interest, if any on, and other obligations in respect of, the following, whether incurred on or prior to the date of the Note: (i) every obligation of the Company and/or its Subsidiaries for money borrowed (including the Note); (ii) every obligation of the Company and/or its Subsidiaries evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of the Company and/or its Subsidiaries with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the Company and/or its Subsidiaries; (iv) every obligation of the Company and/or its Subsidiaries issued or assumed as the deferred purchase price of property or service (but excluding trade payables or accrued liabilities arising in the ordinary course of business); (v) capitalized lease obligations of the Company and/or its Subsidiaries; and (vi) every obligation of the type referred to in clauses (i) through (v) of another person the payment of which the Company and/or its Subsidiaries has guaranteed or for which the Company and/or its Subsidiaries is responsible or liable, directly or indirectly, as obligor or otherwise; PROVIDED, that Debt shall not be deemed to include any indebtedness or other monetary obligations to trade creditors created or assumed by the Company in the ordinary course of business in connection with the obtaining of goods, materials or services.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any state or political subdivision thereof, any federal or state court and any other agency, body, authority or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "MARKET PRICE" per share of Common Stock means, (i) on any date prior to the commencement of trading of the Common Stock on the NASDAQ SmallCap Market or the NASD OTC Bulletin Board, the greater of $0.75 or the fair market value of the Common Stock on a fully diluted basis, as determined in good faith by the Board of Directors, whose determination shall be conclusive; and (ii) on any date after the commencement of trading of the Common Stock on the NASDAQ SmallCap Market or the NASD OTC Bulletin Board, the weighted average daily trading prices per share of Common Stock over the previous 10 business days on the principal securities exchange on which the Common Stock is then listed for trading or the principal quotation system on which transactions in the Common Stock are then quoted.

         "PERSON" means any individual, corporation, limited liability company, partnership, association, trust or any other entity or organization of any kind or character, including any Governmental Authority.

         "SECURITIES PURCHASE AGREEMENT" means the securities purchase agreement and a related Registration Rights Agreement, both of even date herewith, which, among other matters, require the Company to prepare and file the Registration Statement (as defined in SECTION 2.1) to sell to the public the shares of Common Stock issuable upon conversion of this Note or exercise of the Warrant.

         "SENIOR DEBT" means the principal of (and premium if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company, whether or not such claim for post-petition interest is allowed in such Proceeding) on, and other obligations in respect of, the following, whether incurred on or prior to the date of the Note: (i) every obligation of the Company and/or its Subsidiaries for money borrowed (excluding the Note); (ii) every obligation of the Company and/or its Subsidiaries evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of the Company and/or its Subsidiaries with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the Company and/or its Subsidiaries; (iv) every obligation of the Company and/or its Subsidiaries issued or assumed as the deferred purchase price of property or service (but excluding trade payables or accrued liabilities arising in the ordinary course of business); (v) capitalized lease obligations of the Company and/or its Subsidiaries and (vi) every obligation of the type referred to in clauses (i) through (v) of another person the payment of which the Company and/or its Subsidiaries has guaranteed or for which the Company and/or its Subsidiaries is responsible or liable, directly or indirectly, as obligor or otherwise; PROVIDED, that, Senior Debt shall not be deemed to include (a) any indebtedness or obligation of the Company which when incurred, and without respect to any election under Section 1111(b) of the Bankruptcy Code, was without recourse to the Company, (b) any indebtedness or obligation of the Company to any of its Subsidiaries or employees, (c) any liability for taxes, (d) any indebtedness or other monetary obligations to trade creditors created or assumed by the Company in the ordinary course of business in connection with the obtaining of goods, materials or services, (e) every obligation of the type referred to in clauses
(i) through (v), if the instrument creating or evidencing the same or pursuant to which the same is outstanding, provides that such obligation is not superior in right of payment to the Note or to other obligations which are PARI PASSU with, or subordinated to, the Note, and (f) the Note.

         "SUBSIDIARY" means, with respect to any Person, (i) any corporation, partnership or other entity of which shares of capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other similar managing body of such corporation, partnership or other entity are at the time owned by such Person, or (ii) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries by such Person.

         "TAXES" means all taxes, charges, fees, levies or other assessments (including, but not limited to, income, gross receipts, excise, property, sales, occupation, use, service use, license, payroll, franchise, transfer, production, severance, ad valorem, windfall profits, and recording taxes, tariffs, duties, fees and charges) imposed by any Governmental Authority, whether computed on a separate, consolidated, unitary or combined basis or in any other manner, and includes any interest, penalties and additions to any tax.

         "WARRANT" means the warrant to be issued by the Company to the Holder, giving the Holder the right to purchase up to 1,059,660 shares of Common Stock at an exercise price of $2.1233 per share, subject to adjustment as provided therein.

SECTION 9. PAYMENTS.

         If any payment of principal or interest on this Note becomes due on a Saturday, Sunday or a bank or legal holiday under the laws of the State of Texas, such payment will be made on the next succeeding business day and such extension of time will in such case be included in computing interest in connection with such payment. Any payment to be made hereunder will be made at the direction of the Holder hereof by wire transfer of immediately available federal funds to an account designated by the Holder.

SECTION 10. AMENDMENT AND WAIVER.

         Except as otherwise expressly provided herein, the provisions of the Note may not be amended, and the Company may not take any action herein prohibited, without the prior written consent of the holders of 80% of the aggregate principal amount of the outstanding Note.

SECTION 11. PLACE OF PAYMENT AND NOTICES.

         Payments of principal and interest, and notices hereunder, are to be delivered to the Holder at the following address:

                           Calton, Inc.
                           2013 Indian River Blvd.
                           Vero Beach, FL  32906
                           Attention: Anthony J. Caldarone, President

With a copy to:

                           Philip D. Forlenza
                           Giordano, Halleran & Ciesla, P.C.
                           P.O. Box 190
                           Middletown, New Jersey 07748

SECTION 12. USURY LAWS.

         It is the intention of the Company and the holders of the Note to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under the Note will be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable or receivable under the Note will under no circumstances exceed the maximum legal rate upon the unpaid principal balance of the Note remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it will be deemed a mistake and such excess will be canceled automatically and, if theretofore paid, rebated to the Company or credited on the principal amount of the Note, or if the Note has been repaid, then such excess will be rebated to the Company.

SECTION 13. SEVERABILITY; WAIVER OF NOTICE.

         Whenever possible, each provision of the Note will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Note is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of the Note. To the extent permitted by law, the Company hereby waives presentment, demand, notice of protest and all other demands and notices, in connection with the delivery, acceptance, performance, default or enforcement of the Note.

SECTION 14. ENTIRE AGREEMENT; CONFLICT.

         This Note, along with the Securities Purchase Agreement, the Warrant and the Registration Rights Agreement (and any documents, exhibits and schedules referenced in any of them), constitute the entire agreement and understanding between the parties with respect to the transactions contemplated hereby and thereby and cancel, merge and supersede all prior oral or written agreements, representations and warranties, arrangements and understandings relating to the subject matter hereof and thereof. In the event of a conflict between this Note and any of the other agreements with regard to the subject matter hereof, this Note shall be the controlling document.

SECTION 15. TRANSFERABILITY OF THE NOTE.

         The Note may not be transferred or assigned, in whole or in part, by the Company or the Holder without the prior written consent of the other party hereto, except that no consent shall be required for the Company to transfer the obligations of this Note in connection with the series of mergers planned with Bodark Technology Corporation, as described in the Securities Purchase Agreement; PROVIDED THAT such mergers do not adversely affect the rights of the Holder under this Note.

SECTION 16. GOVERNING LAW.

         THE NOTE IS BEING DELIVERED AND IS INTENDED TO BE PERFORMED IN THE STATE OF TEXAS AND WILL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF SUCH STATE.

                                   COMPANY:

                                   AUTOMATED INFORMATION MANAGEMENT, INC.


                        By:______________________________________________
                                                Robert S. Limbaugh, Jr.
                                                President




                          With respect to the provisions of SECTION 5.3(c) only:


                          -----------------------------------------------
                          Robert S. Limbaugh, Jr., in his individual capacity as a shareholder